EXHIBIT 7

                           PROMISSORY NOTE

$765,000                                               November __, 1995

          FOR VALUE RECEIVED, Jensen Corporation (the "Maker"), promises to pay to the order of National Capital Management Corporation (the "Payee"), at San Francisco, California, the principal sum of $765,000, in lawful monies of the United States of America plus annual interest at the rate of 10%. Interest shall accrue between November 1, 1995 and March 31, 1996 and shall be paid on February 1, 1998. Principal payments of $25,000 plus accrued interest shall be paid monthly on the first day of each month beginning on May 1, 1996 and continuing until April 1, 1997. Principal payments of $50,000 plus accrued interest shall be paid monthly on the first day of each month beginning on May 1, 1997 and continuing until January 1, 1998. All unpaid principal and interest shall be due and paid on February 1, 1998.

          The Maker waives presentment, demand for payment, notice of dishonor and all other notices and demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note. The Maker hereby waives any defense or right of offset against payment to Payee or to any subsequent holder of this Note.

          In the event (a) of the nonpayment of any installment hereunder and the continuation of such default for a period of fifteen days thereafter, (b) of the nonpayment of any installment in either (i) the promissory note dated November 1995 in the principal amount of
$1,311,000  between  AMKO  USA,  Inc.  as  maker  and  National   Capital
Management Corporation as payee or (ii) the promissory note dated September 30, 1995 in the principal amount of $337,650 between Jensen Corporation as maker and National Capital Management Corporation as payee, and the continuation of such default for a period of fifteen days thereafter or (c) that the Maker shall enter into an assignment for the benefit of creditors or admit in writing its inability to pay debts' as they become due or shall file a voluntary petition in bankruptcy or be adjudicated bankrupt or insolvent or shall file any petition or answer seeking any arrangement, composition, readjustment, dissolution or similar relief under present or future statute, law or regulation or shall file any answer admitting or shall fail to deny the material allegations of any petition filed against it for any such relief or shall seek or consent to or act within the appointment of any trustee or receiver for itself of any substantial part of its property, then, and in any such event the holder of this Note, at its option, may (unless the default shall have theretofore been remedied) by notice to the Maker, declare all installments under this Note immediately due and payable whereupon the same shall forthwith' mature and become

Jensen Promissory Note to NCMC                      Page 1 of 2

due and payable, without presentment, protest or notice, all of which are hereby waived.

          It is understood and agreed that in the event of a default in payment of this Note, then at the option of the holder, it may resort to legal action for the collection of all sums due hereunder; and a failure to assert any rights of holder shall not be deemed a waiver thereof.

          This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, with such agreement being effective and binding only upon the attachment hereto.

          This Note and the rights and obligations of Payee and the Maker shall be governed and construed in accordance with the laws of the State of Florida.

          Any dispute arising out of or relating to this Agreement, the terms or provisions hereof, any writings executed hereto, or any purported breach hereof shall be settled by arbitration in Broward County, Florida, in accordance with the commercial arbitration rules of JAMS/ENDISPUTE then in effect, and judgment on the award rendered by the arbitrator(s) selected therein may be enforced in any Florida court having jurisdiction to enforce or vacate such award. Each party shall bear its own costs, including attorneys' fees, in maintaining and pursuing such arbitration or any other proceedings and at levels of appeal. The parties agree that the matter may be resolved by one mutually agreeable arbitrator. In the event the parties are unable to agree on one arbitrator, then each party shall pick an arbitrator and they shall in turn pick a third arbitrator. The parties shall share the costs of the arbitrators.

          This note shall be secured by Jensen Corporation's accounts receivable and inventory.

MAKER:                   JENSEN CORPORATION

                         By /s/ Howard Eglowstein
                         Its President

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